                                                                   EXHIBIT 10.12

                              PC CONNECTION, INC.

                              EMPLOYMENT AGREEMENT
                              --------------------

     In consideration of my employment and the compensation paid to me by PC Connection, Inc. (the "Corporation"), a New Hampshire corporation with an office at 6 Mill Street, Marlow, New Hampshire 03456, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, I agree as follows:

     1.     Employment Status:  The Corporation hereby employs me, and I hereby
            -----------------
accept employment, on the terms and conditions set forth in this Agreement. I understand that I am employed for an indefinite term and that either the Corporation or I may terminate the employment relationship at any time pursuant to Section 6 hereof. My first day of employment with the Corporation will be the date listed in Schedule A attached hereto.
                   ----------

     2.     Duties:  I shall perform the duties of the job title listed on
            ------
Schedule A and such other or additional duties and responsibilities as may be
----------
assigned to me from time to time by the Board of Directors of the Corporation. As long as I am employed by the Corporation, I shall devote my skill, energy and best efforts to the faithful discharge of my duties as a full-time employee of the Corporation. My principal place of employment shall be at the Corporation's various corporate and other offices, including an office at the Corporation's Bradco Street Building and in Milford, New Hampshire. I shall, when possible, perform my duties at such offices of the Corporation; however, I realize that it will, at times, be necessary to perform duties at my address on my equipment or on equipment provided by the Corporation. I agree that I will not without the Corporation's specific written consent engage in any employment, occupation or the provision of consulting services for a fee other than for the Corporation or for Affiliates of the Corporation for so long as I am employed by the Corporation. Nothing in this Agreement is intended to prevent me from performing or providing services for an Affiliate of the Corporation, as may be agreed upon from time to time by me and such Affiliate of the Corporation.

     3.     Compensation and Benefits:  I shall receive the compensation and
            -------------------------
other consideration, if any, described on Schedule A and in addition shall be
                                          ----------
entitled to at least three weeks vacation annually, plus holidays and sick leave, and to participate in such employee benefit plans and to receive such other fringe benefits, as are customarily afforded the Corporation's employees having positions and seniority comparable to my own. Any payments or benefits in respect of any calendar year during which I am employed for less than the entire year shall, unless otherwise provided in the applicable plan or arrangement, be prorated in accordance with the number of days in such calendar year during which I am employed by the Corporation. I understand and agree that these employee benefit plans and fringe benefits may be amended, enlarged, or diminished by the Corporation in its discretion from time to time; provided, however, that my vacation benefits shall at no time be less than three weeks per year. The Corporation shall provide me with descriptions of such benefit plans as are in effect from time to time. The Corporation shall also reimburse me for reasonable out-of-pocket disbursements, which may include travel expenses, educational expenses, computer supplies and equipment or other products which I may require in connection with the performance of my duties hereunder, such as disks, books, software, cellular air time or telephone charges, provided such expenses are accounted for in accordance with the policies and procedures established by the Corporation. All material paid for by the Corporation shall be the property of the Corporation.

     4.     Performance:  I shall use my best efforts to perform my assigned
            -----------
duties diligently, loyally, conscientiously, and with skill commensurate with my qualifications and experience, and shall comply with all rules, procedures and standards promulgated from time to time by the Corporation with regard to conduct of employees of the Corporation and with regard to access to and use of the Corporation's property, equipment, and facilities. Among such rules, procedures and standards are those governing ethical and other professional standards for dealing with customers, government agencies, vendors, competitors, consultants, fellow employees, and the public-at-large; security provisions designated to protect the Corporation's property and the personal security of the Corporation's employees; and rules and procedures designed to protect Confidential Information, as defined below.

     5.     The Corporation's Management Rights:  The Corporation retains its
            -----------------------------------
full discretion to manage and direct its business affairs, including without limitation the choice of sources, methods and degree of financing and the adoption, amendment or modification of such research, development, production, customer service or marketing methods and approaches as it sees fit, notwithstanding any employee's individual interest in or expectation regarding a particular business program or product.

     6.    Termination:  (a)  The employment relationship established by this
           -----------
Agreement may be terminated voluntarily by me at any time, without cause, on twelve weeks prior written notice to the Corporation. The employment relationship established by this Agreement may be terminated by the Corporation at any time, without cause, effective upon delivery to me of written notice thereof. In addition, if the Corporation permanently relocates its corporate offices to a location not in the vicinity of Marlow, Keene or Milford, New Hampshire, I shall be entitled to terminate my employment relationship, effective upon the effective date of such relocation.

     b) In the event that my employment hereunder is terminated by the Corporation or by any successor in interest to the Corporation without cause or by me due to a permanent relocation of the Corporation's corporate offices as described in paragraph (a) above, and I am not, within thirty days following such termination, offered employment by another entity that is owned or controlled by either Patricia Gallup or David Hall or both of them for the same base salary, deferred incentive compensation and additional compensation as set forth herein, I shall be entitled to payment of severance pay equal to one year of my Base Salary as of the effective date of my termination set forth on Schedule A, such severance
                                                     ----------
pay to be payable as follows: (i) a single lump sum of $200,000 payable within thirty days of the effective date of my termination and (ii) the difference, if any, between my Base Salary and $200,000 payable in quarterly installments over the course of the twelve months immediately succeeding the effective date of my termination. The payment of such severance pay under this Agreement is subject to my full compliance with any and all of my obligations to the Corporation or any Affiliate of the Corporation, whether under this Agreement or otherwise. I agree that my acceptance of such severance pay, whether paid by the Corporation or any guarantor of the Corporation's obligations, will be in full and complete satisfaction of any and all claims that I may have against the Corporation, its officers, directors, employees, agents, stockholders and Affiliates. I further agree that my receipt of such severance pay, may, at the election of the Corporation, be conditioned upon my execution of a general release of any and all such claims prior to my receipt of such severance pay.

     (c) The Corporation may terminate my employment for cause at any time without prior notice. Cause shall mean failure to comply with rules, standards or procedures promulgated by the Corporation, negligent or substandard performance of my assigned responsibilities, breach of the terms of this Agreement, falsification of Corporation records or documents, or any act of dishonesty or moral turpitude or any other statement, act or omission to act made or taken in bad faith or contrary to the direction of the Board of Directors of the Corporation that materially and adversely affects the businesses of the Corporation or any Affiliate of the Corporation or the owners thereof. Termination of the employment relationship terminates any obligation on the part of the Corporation or any of its Affiliates to make any further payments hereunder, with the exception of any accrued but unpaid payments and severance pay as described above, if any. Termination of employment by the Corporation shall be without prejudice to any other right or remedy to which the Corporation may be entitled, at law or in equity, under this Agreement or otherwise.

     7.   Agreement not to Compete with the Corporation:
          ----------------------------------------------

          (a) As long as I am employed by the Corporation, or by any Affiliate of the Corporation, I shall not participate, directly or indirectly, in any capacity, in any business or activity that is in competition with the business of the Corporation or of any Affiliate of the Corporation. This section does not limit interpretation of the scope of my obligations as set forth in Section 2, above.

          (b) For a period of two years after the termination of my employment with the Corporation or with any Affiliate of the corporation, so long as such termination did not constitute or result from a substantial, material breach of this Agreement by the Corporation or any Affiliate of the Corporation, I shall not, on my own behalf, or as owner, manager, stockholder, consultant, director, officer or employee of any business entity, participate in the development or provision of goods or services which are competitive with goods or services provided (or proposed to be provided) by the Corporation or by any Affiliate of the Corporation without the express written authorization of the Corporation's Directors. For purposes of this Agreement, a product or service shall be deemed competitive with the Corporation or an Affiliate of the Corporation if such product or service is offered as or could be used as an alternative to or substitute for any product or service now or hereafter offered by the Corporation or any Affiliate of the Corporation. Notwithstanding the foregoing, the Corporation agrees that I may trade in the stock of any company which is listed on a national or international stock exchange, so long as I do not acquire more than one percent (1%) of the total outstanding stock of any such company.

          (c) For a period of two years after the termination of my employment with the Corporation or with any Affiliate of the Corporation, so long as such termination did not constitute or result from a substantial, material breach of this Agreement by the Corporation or any Affiliate of the Corporation, I shall not solicit, induce, attempt to hire, or hire any employee of the Corporation, or of any Affiliate of the Corporation, (or any other person who was employed by the Corporation or by any Affiliate of the Corporation within one year prior to the termination of my employment), or assist in such hiring by any other person or business entity or encourage any such employee to terminate his or her employment with the Corporation or with any Affiliate of the Corporation.

          (d) I shall not make any statements that are derogatory of the businesses of the corporation or any Affiliate of the Corporation or the owners thereof, nor shall I make any statements, take any actions or omit to take any actions that will harm the reputation of the businesses of the Corporation or any Affiliate of the Corporation or the owners thereof.

          (e) For purposes of this Agreement, an "Affiliate" of the Corporation shall be deemed to be any person, persons or entity that is controlled by, under common control with, or that controls the Corporation. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), means the possession, directly or indirectly, of the power to direct or cause the direction of the actions, management or policies of a person, persons or entity, whether through the ownership of voting securities, by contract or otherwise.

     8.  Nondisclosure of Confidential Information:
         -----------------------------------------

     While employed by the Corporation and thereafter, I shall not, other than pursuant to my employment by and for the benefit of the Corporation or as may be required by law, directly or indirectly, use any Confidential Information, copy any Confidential Information, remove any Confidential Information from the Corporation's premises, or disclose any Confidential Information to anyone outside of the Corporation or to anyone within the Corporation who has not been authorized to receive such information; provided, however, that in the event that I am required by law to disclose any Confidential Information, I shall reasonably notify the Corporation in writing of such requirement so as to provide the Corporation with a reasonable opportunity to object thereto and I shall take appropriate actions to protect any such Confidential Information, including, without limitation, obtaining a protective order or the like. On request, I promptly shall deliver to the Corporation all Confidential Information, whether written or contained in any other medium or computer hardware outside the Corporation's premises, which is in my possession or under my control, and shall return all such things promptly upon termination of my employment with the Corporation.

     The term "Confidential Information" as used throughout this Agreement shall mean all data or information (and any tangible evidence, record or representation thereof), whether prepared, conceived or developed by or for the Corporation or received by the Corporation from an outside source, which is not generally known outside of the Corporation and which is maintained in confidence by the Corporation or by any Affiliate of the Corporation. Without limiting the generality of the foregoing, confidential Information shall include:

          (a) identities of customers, customer lists and other customer information, sales information, the name of any customer, employee, prospective customer or consultant, any unpublished sales or marketing material, plan or survey, oral or written agreements with vendors and distributors, pricing methods, purchasing and sales contacts, and sales figures;

          (b) any idea, improvement, invention, innovation, development, technical data, design, formula, device, pattern, concept, computer program, computer screen layout, model, diagram, schematic, equipment, tool, training or service manual, product specification and other technical information, plan for a new or revised product or service, compilation of information or work in process, and any and all revisions and improvements relating to any of the foregoing;

          (c) any business plan or opportunity; information regarding marketing methods and plans, and plans for expansion, diversification, sales, financing and the like, any product or development plan or specification, any business proposal, financial record or information, or business record, and all other non-public records and information relating to the present or proposed business of the Corporation; and

(d) any materials that reflect the information described in Sections 8(a) through 8(c); "materials" includes, without limitation, any documents, memoranda, notes, notebooks, reports, studies, programs, data, drawings, schematics, ideas, diskettes, files, slides, and any material generated by or for the Corporation, stored or contained in any medium.

Each item above is included, without limitation, as "Confidential Information" regardless of whether it is stored in any tangible medium, or the type of medium in which the information may be stored. Information is confidential independently of whether it was created individually or together with others, and independently of whether it was created during or outside of regular working hours, so long as the information was created for the benefit of the Corporation or by utilizing Corporation time, resources, materials or information.

     Notwithstanding the foregoing, the term "Confidential Information" shall not apply to information which the Corporation has voluntarily disclosed to the public without restriction, or which is otherwise known to the public at large.

     9.   Rights in Documents and Work Product:
          ------------------------------------

          (a) I agree that all originals and all copies of all manuscripts, drawings, prints, manuals, diagrams, letters, notes, notebooks, reports, models, and all other materials containing, representing, evidencing, recording or constituting any Confidential Information (as defined above), however and whenever produced (whether by myself or others) (herein referred to as "Documents") shall be the property solely of the Corporation.

          (b) I agree that all work Product (as hereinafter defined) shall be the property solely of the Corporation I agree that all Work Product shall constitute work made for hire under the copyright laws of the United States and I hereby assign, and to the extent that such assignment cannot be made at this time, agree to assign, to the Corporation any and all copyrights, patents, and other proprietary rights I may have in any Work Product, together with the right to file and/or own wholly without restrictions applications for United States and foreign patents, trademark registrations and copyright registrations and any patent, copyright or trademark registration issuing thereon. I agree to waive, and hereby waive, all moral rights or proprietary rights which I may have in or to any Work Product and, to the extent that such rights may not be waived, agree not to assert such rights against the Corporation or its licensees, successors or assigns.

          (c) The term "Work Product" as used throughout this Agreement shall mean any and all discoveries, inventions, ideas, concepts, research, trademarks, service marks, good will, slogans, logos and other information, processes, products, techniques, methods and improvements, or parts thereof conceived, developed, or otherwise made by me alone or jointly with others, during the period of my employment with the Corporation or with any Affiliate of the Corporation or during the six month period next succeeding the termination of my employment with the Corporation or with any Affiliate of the Corporation, and in any way relating to the present or proposed products, programs or services of the Corporation or of any Affiliate of the Corporation, or to tasks assigned to me during the course of my employment, whether or not patentable or subject to copyright or trademark protection, whether or not reduced to tangible form or reduced to practice, whether or not made during my regular working hours, whether or not made on the Corporation's premises, whether or not Confidential Information and whether or not disclosed by me to the Corporation.

     10.     Obligation to Keep Records:  I shall make and maintain adequate and
             --------------------------
current written records of all Work Product and I shall disclose all Work Product promptly, fully and in writing to the Corporation's Directors, or to such person as the Corporation's Directors may designate, immediately upon development of the same and at any time upon request.

     11.     Obligation to Cooperate:  I will, at any time during my employment,
             -----------------------
or after it terminates, at the request of the Corporation, execute all documents and perform all lawful acts which the Corporation considers necessary or advisable to secure its rights hereunder and to carry out the intent of this Agreement. It is understood that my reasonable out-of-pocket expenses of my assistance incurred at the request of the Corporation will be reimbursed by the Corporation.

     12.     Conflicts of Interest:  I understand that my position with the
             ---------------------
Corporation may require me to have contact with persons outside the Corporation such as vendors, contractors, and government agencies and officials. I agree to adhere strictly to the Corporation's policy against giving gifts of any kind to, or receiving gifts of any kind from, such persons. I also agree to comply with any additional guidelines and policies that the Corporation may adopt from time to time.

     13.    Return of Property
            ------------------

            (a) Immediately upon the cessation of my employment by the Corporation, or earlier upon request of the Corporation, I shall return any Documents, manuals, specifications, drawings, blueprints, reproductions, sketches, notes, reports, proposals, business plans, computer programs, or copies of them, other documents or materials, tools, equipment or other property belonging to the Corporation, to any Affiliate of the Corporation or to their customers.

            (b) If requested to do so by the Corporation, I agree to sign a Termination Certificate in which I state whether I have complied with the requirements of this section and in which I acknowledge that certain restrictions imposed upon me by this Agreement and by my other agreements with the Corporation continue after termination of employment. I understand, however, that my rights and obligations under this Agreement will continue even if I do not sign a Termination Certificate.

     14.  Exceptions to this Agreement: I hereby certify that my performance of
          ----------------------------
all the terms of this Agreement and as an employee of the Corporation does not and will not breach any agreement or other obligation owing to any other person, including, without limitation, obligations to keep in confidence proprietary information, knowledge or data acquired by me in confidence or in trust prior to my employment with the Corporation, and I will not disclose to the Corporation or induce the Corporation to use any confidential information or material belonging to any previous employer or others. I hereby certify that I have identified on Schedule B attached hereto any and all continuing obligations to
              ----------
any previous employers or other persons which require me not to disclose to the Corporation any information and that I have also identified on Schedule B any
                                                               ----------
and all Confidential Information, Documents or Work Product which I claim as my own or otherwise intend to exclude from this Agreement. I understand and agree that once I have signed this Agreement I may not exclude any other Confidential Information, Document or Work Product from this Agreement without the written consent of the Chief Executive Officer of the Corporation.

     15.  General Provisions.
          -------------------

          (a)  Governing Law.  This Agreement shall be governed by, and
               -------------
construed and enforced in accordance with, the substantive laws of the state of New Hampshire, without regard to its principles of conflicts of laws, and shall be deemed to be effective as of the first day of my employment by the Corporation.

          (b)  Counterparts.  This Agreement may be executed in counterparts.
               ------------

          (c)  Entire Agreement.  This Agreement contains the entire and only
               ----------------
agreement between me and the Corporation respecting the subject matter hereof, and no modification, renewal, extension, waiver or termination of this Agreement or any of the provisions herein contained shall be binding upon me or the Corporation unless made in writing and signed by me and an authorized officer of the Corporation. In the event of any inconsistency between this Agreement and any other contract between me and the Corporation, the provisions of this Agreement shall prevail. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, except as otherwise expressly provided herein. I shall not assign any of my rights, or delegate any of my duties, hereunder without the prior written consent of the Chief Executive Officer of the Corporation.

          (d)  Waiver of Rights, Cumulative Rights.  The waiver by either party
               -----------------------------------
of a breach of any provision of this Agreement shall not operate as a waiver of any subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or remedy by such party preclude any other right or remedy. All rights and remedies hereunder are cumulative and are in addition to all other rights and remedies provided by law, agreement or otherwise.

          (e)  Survival.  My obligations under this Agreement shall survive the
               --------
termination of my employment with the Corporation regardless of the manner of or reasons, if any, for such termination, and regardless of whether such termination constitutes a breach of this Agreement or of any other agreement I have with the Corporation. My obligations under this Agreement shall be binding upon my heirs, executors and administrators, and the provisions of this Agreement shall inure to the benefit of and be binding on the successors and assigns of the Corporation.

          (f)  Severability.  If the scope of any provision contained herein is
               ------------
too broad to permit enforcement of such provision to its full extent, then such provision shall be enforced to the maximum extent permitted by law, and I hereby consent and agree that such scope may be judicially modified in any proceeding brought with respect to the enforcement of such provision. Without limiting the generality of the foregoing, in the event that any provision of this Agreement shall be determined to be unenforceable by reason of its extension for too great a period of time or over too large a geographic area or over too great a range of activities, it shall be interpreted to extend only over the maximum period of time, geographic area or range of activities as to which it may be enforceable. Except as otherwise provided in the preceding two sentences, if any provision of this Agreement shall be construed to be illegal or invalid, the legality or validity of any other provision hereof shall not be affected thereby, and any illegal or invalid provision of this Agreement shall be severable, and all other provisions shall remain in full force and effect.

          (g)  Remedies.  I recognize that money damages alone would not
               --------
adequately compensate the Corporation in the event of my breach of this Agreement, and I therefore agree that, in addition to all other remedies available to the Corporation at law or in equity, the Corporation shall be entitled to injunctive relief for the enforcement hereof. Failure by the Corporation to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such terms, covenants or conditions.

          (h)  Arbitration.  Any dispute arising under or in connection with
               -----------
this Agreement that is not first resolved by the parties to such dispute or controversy shall, at the election of me or the Corporation, be determined and settled exclusively by an arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect; provided, however, that in no event shall the election of an arbitrator pursuant to this sentence preclude either party hereto from seeking injunctive relief in any court of law pending the outcome of arbitration. The arbitrator shall be selected pursuant to such Rules. The place of arbitration shall be Boston, Massachusetts or Marlow, New Hampshire, at the election of the Corporation. An award rendered in such arbitration shall be final and binding on the parties and judgment may be entered on the arbitrator's award in any court having jurisdiction. The existence of the arbitration proceeding and the outcome thereof, including the amount of any award, shall be kept confidential and not publicly disclosed by any party to this Agreement except for such disclosure as may be required by law.

          (i)  References and Titles.  A reference to a Section shall mean a
               ---------------------
Section in this Agreement unless otherwise expressly stated. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole.

          (j)  Effective Date.  This Agreement shall be deemed to be effective
               --------------
as of the first day of my employment by the Corporation.

          (k)  Seal.  This Agreement is executed under seal.
               ----

BEFORE SIGNING, I ACKNOWLEDGE THAT I HAVE READ THIS AGREEMENT, THAT I AGREE TO ALL OF ITS TERMS, AND THAT THIS AGREEMENT SUPERSEDES ANY PRIOR AGREEMENT ON THE SAME SUBJECT. I FURTHER ACKNOWLEDGE THAT I HAVE BEEN GIVEN A COPY OF THIS AGREEMENT, AND HAVE HAD AN OPPORTUNITY TO DISCUSS ANY QUESTIONS WITH THE CORPORATION'S.

PERSONNEL MANAGER AND LEGAL COUNSEL AND WITH INDEPENDENT COUNSEL OF MY CHOICE.


ACCEPTED:

PC CONNECTION, INC.                 EMPLOYEE:


By:  /s/ Patricia Gallup                 /s/ Wayne Wilson
     --------------------------          ----------------------------

Date:  8/16/95                           Date:  8/16/95
       ---------------------------              ------------------------

                                  Schedule A
                                      To
                             Employment Agreement


Name:              Wayne L. Wilson

Job Title:         Senior Vice President of Finance and
                   Chief Financial Officer

Starting Date:     8/28/95

Base Salary:       $230,000 per annum, payable semi-monthly in arrears

Deferred
Incentive
Compensation:      In the first year of your employment under this Agreement,
                   Deferred Incentive Compensation equal to Seventy Thousand
                   Dollars ($70,000.00) will be paid in quarterly installments of Seventeen Thousand, Five Hundred Dollars ($17,500.00) each, within 45 days after the end of each calendar quarter, based on the attainment by you of quarterly performance goals for such year. At the beginning of the second year and each succeeding year of your employment under this Agreement, the Corporation may, in its discretion, allocate up to Thirty-
                   Five Thousand Dollars ($35,000.00) as a year-end bonus which will be paid within 45 days after the end of the calendar year, based on the attainment by you of annual performance goals for the year. During the second year and each succeeding year, Deferred Incentive Compensation equal to the difference between the amount actually allocated as the year-end bonus and Seventy Thousand Dollars ($70,000.00) will be paid in quarterly installments within 45 days after the end of each calendar quarter, based on the attainment by you of quarterly performance goals for the year. Quarterly and annual performance goals are to be determined by agreement between you and the Chief Executive Officer ("CEO") of the Corporation or, in the event that you and the CEO are unable to reach an agreement, by the Board of Directors of the Corporation. Such quarterly and annual performance goals must be reasonable and such Deferred Incentive Compensation shall not be withheld unreasonably.

                                  Schedule B
                                      To
                             Employment Agreement

                                  EXCEPTIONS

Name:          Wayne L. Wilson

Job Title:     Senior Vice President of Finance and
               Chief Financial Officer

Description of Prior Commitments and Agreements:

     Non-competition agreement with Deloitte & Touche LLP.

     Transition time as reasonably may be required to complete satisfactorily my commitments to Deloitte & Touche LLP for client services under my supervision.

Description of Excluded Confidential Information, Documents, and Work Product:

     Confidentiality obligations with respect to confidential information about Deloitte & Touche LLP and clients of Deloitte & Touche LLP.

Additional
Compensation:  In each of the first two quarter-years of your employment, you shall receive one-half of the difference between Seventy-Five Thousand Dollars ($75,000.00) and the amount of bonus compensation, if any, paid to you by Deloitte & Touche LLP with respect to the last year of your employment by the said Deloitte & Touche LLP, up to a limit of Twelve Thousand Five Hundred Dollars ($12,500.00) in each such quarter-year.

Stock Options: You shall receive stock options for 50,000 shares of Series A
               Non-Voting Common Stock of the Corporation under the terms and conditions of the Non-Statutory Stock Option Agreement granted to you by the Corporation of even date herewith.

               In addition, you shall be eligible to receive future options at the discretion of the Board of Directors of PC Connection, Inc.